SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

Norstan, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

5101 Shady Oak Road
Minnetonka, Minnesota 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 13, 2002

TO THE SHAREHOLDERS OF NORSTAN, INC.:

      NOTICE IS HEREBY GIVEN that the annual meeting (the “Annual Meeting”) of the shareholders of Norstan, Inc., a Minnesota corporation, will be held on Friday, September 13, 2002, at 3:30 p.m., at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343, for the following purposes:

1.	To elect seven directors to serve one-year terms ending in 2003.

2.	To amend the 2000 Employee Stock Purchase Plan of Norstan, Inc. to increase the number of shares issuable thereunder from 1,300,000 to 1,800,000 shares.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only shareholders of record at the close of business on July 26, 2002, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

      Your Board of Directors unanimously recommends that you vote to adopt the above proposals, which are described in detail in the accompanying proxy statement.

      Each of you is invited and urged to attend the Annual Meeting in person if possible. Whether or not you are able to attend in person, you are requested to vote electronically or by telephone, or date, sign and return promptly the enclosed proxy in the envelope provided at your earliest convenience.

By Order of the Board of Directors

Neil I. Sell, Secretary

August 14, 2002

PROXY STATEMENT
SOLICITATION OF PROXIES
VOTING AND REVOCATION OF PROXY
PROPOSAL NO. 1 ELECTION OF DIRECTORS
INFORMATION CONCERNING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL NO. 2 AMENDMENT OF 2000 EMPLOYEE STOCK PURCHASE PLAN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSALS OF SHAREHOLDERS
COMPLIANCE WITH SECTION 16(a)
FINANCIAL AND OTHER INFORMATION
OTHER MATTERS
EXHIBIT A
2000 EMPLOYEE STOCK PURCHASE PLAN OF NORSTAN, INC.

PROXY STATEMENT

For Annual Meeting of Shareholders of

NORSTAN, INC.

Minneapolis Marriott Southwest

5801 Opus Parkway, Minnetonka, Minnesota 55343

To be held September 13, 2002

SOLICITATION OF PROXIES

      The enclosed proxy is solicited by and on behalf of the Board of Directors of Norstan, Inc. (“Norstan” or the “Company”) for use at the annual meeting of shareholders of the Company on September 13, 2002, and any adjournment thereof (the “Annual Meeting”). The approximate date on which this Proxy Statement and form of proxy will first be sent or given to shareholders is August 14, 2002.

      The expense of the solicitation of proxies for this Annual Meeting, including the cost of mailing, has been borne by Norstan. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and Norstan will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally.

VOTING AND REVOCATION OF PROXY

Who Can Vote

      Only shareholders of record at the close of business on July 26, 2002, are entitled to notice of and to vote at the Annual Meeting. Each share so held entitles the holder to one vote upon each matter to be voted upon. On July 26, 2002, Norstan had outstanding 12,520,150 shares of common stock. A quorum, consisting of a majority of the outstanding shares of the common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Voting by Proxy

      All shares represented by proxies which have been properly executed and returned will be voted at the Annual Meeting. Where a specification is made by the shareholder as provided in the form of proxy, the shares will be voted in accordance with such specification. If no specification is made, the shares will be voted (i) FOR the election of each of the seven nominees for directors named in this Proxy Statement; and (ii) FOR the proposed amendment to the 2000 Employee Stock Purchase Plan of Norstan, Inc. to increase the number of shares issuable thereunder from 1,300,000 to 1,800,000 shares.

      Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time before it is voted. Proxies may be revoked by (a) giving written notice of such revocation to Neil I. Sell, Secretary of Norstan, at 5101 Shady Oak Road, Minnetonka, Minnesota 55343, (b) giving another written proxy bearing a later date, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine if a quorum is present. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

Voting Electronically or by Telephone

      The Board of Directors encourages registered shareholders to vote electronically through the Internet or by telephone by following the instructions included with their proxy card. Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP’s program. Shareholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card.

If you vote by telephone or electronically using the Internet, please do not mail your proxy.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The property, affairs and business of Norstan are managed under the direction of the Board of Directors. The Bylaws of the Company provide that the number of directors shall be not less than three nor more than fifteen, with the number to be determined by the Board of Directors. The Board of Directors has fixed the number of directors at seven for the ensuing year, and seven directors will be elected at the Annual Meeting for a term of one year. Each of the nominees named below is now a director of Norstan and has served continuously as a director of the Company since the year indicated. All nominees have indicated a willingness to serve if elected. Herbert F. Trader, age 65, will retire from the Board of Directors on the date of the Annual Meeting.

      All shares represented by proxies which have been properly executed and returned will be voted for the election of each of the seven nominees named below, unless other instructions are indicated thereon. In the event any one or more of such nominees should for any reason be unable to serve as a director, it is intended that the enclosed proxy will be voted for such person or persons as may be selected in accordance with the best judgment of the proxy holders named therein. The Board of Directors knows of no reason to anticipate that any of the nominees named herein will be unable or unwilling to serve. Directors are elected by a plurality of the votes cast for the election of directors at the Annual Meeting.

			Director
Name of Director Nominee	Position with the Company	Age	Since

Paul Baszucki	Chairman of the Board	62	1975

James C. Granger	President, Chief Executive Officer and Director	55	2000

John R. (Jack) Eickhoff	Director	62	2001

Constance M. Levi	Director	63	1993

Alan L. Mendelson	Director	59	2000

Jagdish N. Sheth	Director	63	1995

Mercedes Walton	Director	48	2000

      The Board of Directors recommends a vote for the election of each of the nominees named above.

INFORMATION CONCERNING DIRECTORS,
NOMINEES AND EXECUTIVE OFFICERS

Directors and Nominees

      Certain information concerning the directors and nominees of the Company is set forth below.

      PAUL BASZUCKI was named Chairman of the Board of Norstan in May 1997 and has served as a director since 1975. Mr. Baszucki also served as President and Chief Executive Officer of Norstan from 1986 to May 1997 and from December 1999 to October 2000. Mr. Baszucki serves on the board of directors of both Washington Scientific Industries, Inc. and G & K Services, Inc.

      JAMES C. GRANGER became President, Chief Executive Officer and a member of the Company’s Board of Directors in October 2000. From January 1997 to October 2000, Mr. Granger was employed by Visionics Corporation (formerly Digital Biometrics, Inc.) as its President and Chief Executive Officer. During the period from March 1995 to December 1996, Mr. Granger served as President of the access platforms systems division of ADC Telecommunications, Inc. Mr. Granger has served on the Board of Directors of International Decision Systems, PLC since May 2002.

      JOHN R. (JACK) EICKHOFF was appointed to Norstan’s Board of Directors in October 2001. Mr. Eickhoff is presently Executive Vice President and Chief Financial Officer of Ceridian Corporation (formerly Control Data Corporation) where he has been employed in various capacities since 1963. Mr. Eickhoff has served as Ceridian’s Chief Financial Officer since 1993 and was promoted to the position of Executive Vice President in 1995.

      CONSTANCE M. LEVI has served as a director since 1993. She was President of the Greater Minneapolis Chamber of Commerce from August 1988 until her retirement in 1994. Ms. Levi is a Trustee of the Lutheran Brotherhood Family of Funds. Ms. Levi was formerly the chairperson of Hamline University Board, Chair of the Ethics Division of the Amdahl Commission and Majority Leader of the Minnesota House of Representatives. Ms. Levi has served as a director or member of numerous governmental, public service, and nonprofit boards and organizations.

      ALAN L. MENDELSON was elected to Norstan’s Board of Directors in May 2000. Since January 2002, Mr. Mendelson has occupied the position of Chairman of the Board and Chief Executive Officer of New Millenium Partners, a technology industry consulting firm. From January 1999 to January 2002, Mr. Mendelson was employed as Chief Executive Officer of The Phillips Group. During the period from 1990 to January 1999, Mr. Mendelson served as Chief Executive Officer of two predecessor firms of The Phillips Group. Prior to 1990, Mr. Mendelson was employed in various sales and marketing positions, including approximately 18 years with AT&T.

      JAGDISH N. SHETH has served as a director since 1995. He has been the Charles H. Kellstadt Professor of Marketing in the Goizueta Business School, Emory University since 1991. Prior to Dr. Sheth’s present position, he was the Robert E. Brooker Professor of Marketing at the University of Southern California (7 years), the Walter H. Stellner Distinguished Professor of Marketing at the University of Illinois (15 years), and on the faculty of Columbia University (5 years), as well as the Massachusetts Institute of Technology (2 years).

      MERCEDES WALTON was elected to Norstan’s Board of Directors in May 2000. Since September 2001, Ms. Walton has been employed as the Chief Executive Officer of Ralston-Hill Consulting. During the period from January 2001 to September 2001, Ms. Walton was employed as the President and Chief Operating Officer of Applied Digital Solutions, Inc., a provider of e-business solutions. Ms. Walton was employed by AT&T from 1985 to March 2000. Ms. Walton served as AT&T’s Vice President — Corporate Strategy and Business Development from January 1999 to March 2000, and as its Business Development Vice President — Corporate Strategy from March 1996 to December 1998. Ms. Walton serves as Chairperson of the Board of Directors of CRYO-CELL International, Inc., a business offering cord blood stem cell storage.

      HERBERT F. TRADER joined the Company’s Board of Directors in 1983. Since 1995, Mr. Trader has been a consultant specializing in international marketing and management and telecommunication delivered computer services. From January 1991 to January 1995, Mr. Trader was Vice President and Director, International Programs of William C. Norris Institute, a nonprofit corporation which promotes the use of computer technology to enhance education and information exchange on an international level. From 1987 until his retirement in January 1991, Mr. Trader served as Vice President, Training and Education Group for Control Data Corporation. Mr. Trader was President of Business Development Group for Control Data Corporation from 1985 to 1987. Mr. Trader serves as a director of Jump Tech, Inc., a development stage e-commerce company.

      The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which any person has been selected as a director or nominee. There is no family relationship between any of the nominees, directors or executive officers of the Company.

Board Actions and Committees

      During the fiscal year ended April 30, 2002, the Norstan’s Board of Directors met four times. Each member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the board on which he or she served.

      During the year ended April 30, 2002, the Audit Committee of the Board of Directors (the “Audit Committee”) consisted of three non-employee directors. Each of Constance Levi, Herbert Trader, Mercedes Walton and Jack Eickhoff served on the Audit Committee during the year. Mr. Eickhoff replaced Ms. Walton in November 2001, at which time Ms. Walton became a member of the Compensation and Stock Option Committee. The Audit Committee met five times during the year ended April 30, 2002. The report of the Audit Committee is set forth below.

      The Compensation and Stock Option Committee of the Board of Directors (the “Compensation Committee”) consisted of three non-employee directors during the year ended April 30, 2002: Alan L. Mendelson, Mercedes Walton and Jagdish Sheth. The Compensation Committee, which met three times during the fiscal year ended April 30, 2002, grants stock options and other awards, reviews salary levels, bonuses and other matters and makes recommendations to the Board of Directors in connection therewith. The report of the Compensation Committee appears in the section of this Proxy Statement devoted to Executive Compensation.

Report of the Audit Committee

      The Audit Committee of Norstan’s Board of Directors consists entirely of non-employee directors who are independent. Members of the Audit Committee are required to have a basic understanding of finance and accounting and to be able to read and understand fundamental financial statements.

      During fiscal 2000, Norstan’s Board of Directors adopted a written charter with respect to the roles and responsibilities of the Audit Committee which has been filed with the Securities and Exchange Commission. A copy of the charter was attached to the proxy statement for the Company’s annual meeting of shareholders held on September 14, 2000. The Audit Committee has reviewed, discussed and reassessed the adequacy of the Company’s written charter, and has determined that the existing charter is adequate and in full compliance with applicable rules and requirements. The Audit Committee has certified to Norstan’s Board of Directors that it has satisfied its responsibilities as set forth in the Company’s written charter.

      Management is responsible for Norstan’s internal controls and the financial reporting process. The independent certified public accountants are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      With respect to Norstan’s audited financial statements for the fiscal year ended April 30, 2002, management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and discussed those financial statements with management. The Audit Committee has also discussed with Deloitte & Touche LLP, the Company’s independent certified public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has received the written disclosures from Deloitte & Touche LLP required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committees) and has discussed the independence of Deloitte & Touche LLP with members of that firm.

Audit Fees

      On May 29, 2002, Norstan engaged Deloitte & Touche LLP as the Company’s independent certified public accountants in place of Arthur Andersen LLP. The aggregate fees billed by Deloitte & Touche LLP for the audit of Norstan’s annual financial statements for the fiscal year ended April 30, 2002 and by Arthur Andersen LLP for reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year were $170,500.

Financial Information Systems Design and Implementation Fees

      Neither Deloitte & Touche LLP nor Arthur Andersen LLP performed any financial information systems design or implementation professional services for Norstan during the fiscal year ended April 30, 2002.

All Other Fees

      The aggregate fees billed to Norstan for services rendered by Deloitte & Touche LLP and Arthur Andersen LLP (including out-of-pocket expenses), other than the services covered in the two preceding paragraphs, for the fiscal year ended April 30, 2002 were $135,943, primarily for tax related professional services ($50,293), benefit plan audits ($36,250) and other professional services ($49,400).

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Norstan’s audited financial statements for the fiscal year ended April 30,

2002 be included in the Company’s Annual Report on Form 10-K for that year. Norstan’s Annual Report on Form 10-K was filed with the Securities and Exchange Commission on July 29, 2002.

August 10, 2002	Jack Eickhoff, Chair Constance M. Levi Herbert F. Trader

Compensation of Directors

      Non-employee directors receive an annual retainer fee of $13,500 payable in shares of Norstan’s common stock. Non-employee directors also receive a per meeting fee of $1,500 for each regularly scheduled board of directors’ meeting attended. Non-employee directors receive $1,000 per meeting for any committee on which they serve. Employee directors do not receive any fees for serving on the Board of Directors or on any board committee. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at board and committee meetings.

      Under the Norstan, Inc. Restated Non-Employee Directors’ Plan, each director of the Company who was not an employee of Norstan or one of its subsidiaries receives a 20,000 share option upon his or her initial election as a director. The exercise price of the option is equal to the market price on the date of grant. The Restated Non-Employee Directors’ Plan provides that options generally become exercisable in installments over a two-year period. If a person ceases to be a director, he or she may exercise the option within two years after ceasing to be a director to the extent it is otherwise exercisable at the date of termination.

      On September 13, 2001, each of the then five non-employee directors received option grants covering 5,000 shares of Norstan’s common stock. These options were fully vested on the dates of grant.

      As of July 31, 2002, options to purchase 239,500 shares were outstanding under the Restated Directors’ Plan and 67,030 shares were available for grant.

Executive Officers Who Are Not Directors

      Certain information concerning current executive officers of Norstan who are not directors is set forth below.

			Executive
			Officer
Name of Executive	Positions with the Company	Age	Since

Scott G. Christian	Executive Vice President and Chief Financial Officer	47	2001

Michael E. Laughlin	Executive Vice President of Services Delivery	50	2000

Scott R. McDonald	Vice President of Channels Development	44	2001

Larry J. Schmidt	Executive Vice President of Direct Solutions	44	2001

Roger D. Van Beusekom	Executive Vice President of Resale Services	63	1996

      SCOTT G. CHRISTIAN was appointed Executive Vice President and Chief Financial Officer of the Company in January 2001. Mr. Christian served as Senior Vice President of Finance of Ceridian Corporation from April 1999 to October 2000. From April 1981 to February 1999, Mr. Christian was employed by Automatic Data Processing in a variety of capacities, including Chief Financial Officer for the Electronic Services Division from 1995 to 1999.

      MICHAEL E. LAUGHLIN has been Executive Vice President of Services Delivery since May 1999. Previously, Mr. Laughlin was Senior Vice President and Executive Vice President of Customer Support and Customer Services, respectively, beginning in May 1996. Prior to those positions, Mr. Laughlin was Vice President of Customer Support Centers as of May 1994. Mr. Laughlin joined Norstan in 1976 and has held a variety of executive and management positions during that time.

      SCOTT R. MCDONALD was hired as Vice President of Channels Development in July 2001. Mr. McDonald was employed by NCR Corporation in various capacities, including Vice President and General Manager of Nortel Networks Global Alliance and Vice President of U.S. Networking Sales from January 1994 to December 1999. Mr. McDonald joined NCR in 1984 and held a variety of sales and general management positions within that organization.

      LARRY J. SCHMIDT became Norstan’s Executive Vice President of Direct Solutions in March 2001 and has been employed by the Company since 1989. From November 2000 to March 2001, Mr. Schmidt served as Norstan’s Vice President of Marketing. Mr. Schmidt was Vice President of Call Center Technologies from May 1998 to November 2000, Director of Call Center Technologies from November 1997 to May 1998, and Enterprise Account Program Management from May 1996 to November 1997. From 1989 to May 1996, Mr. Schmidt held various sales and sales management positions with the Company.

      ROGER D. VAN BEUSEKOM has been Executive Vice President of Norstan Resale Services since February 1996. Mr. Van Beusekom served in various managerial capacities with Norstan Financial Services from 1986 to 1992.

EXECUTIVE COMPENSATION

Report of the Compensation and Stock Option Committee

      The Compensation and Stock Option Committee (“Compensation Committee”) of the Board of Directors is composed entirely of non-employee directors. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to Norstan’s executive compensation policies, including the compensation of the Company’s executive officers. The base salaries and bonus formula for Norstan’s Chief Executive Officer, James C. Granger, was determined by the Board of Directors acting on the recommendations of the Compensation Committee. Mr. Granger annually reviews and establishes the base salaries and bonus formulas for all other executive officers who are not directors of the Company.

      The components of Norstan’s executive compensation program which are subject to the discretion of the Compensation Committee on an individual basis include: (a) base salaries, (b) performance based bonuses, (c) stock options, (d) restricted stock grants and (e) other awards.

      The Compensation Committee utilizes compensation as a tool to attract and retain the high-quality executive talent needed to grow and develop Norstan’s businesses. Compensation is also intended to motivate increased performance within the Company and to reward sustained performance of individuals who achieve and exceed performance goals. Norstan’s compensation programs strive to encourage results that foster higher levels of individual performance and teamwork, provide value-added products and services to customers, and enhance shareholder value. For senior-level executives, the Company’s compensation programs are designed to link compensation levels to Norstan’s financial performance. The programs also align executives toward common goals and tie their rewards significantly to the creation of value for the Company’s shareholders.

      Norstan’s executive officers are eligible for annual cash bonuses under a performance bonus program. The program provides for the establishment of various annual performance goals which, if achieved, result in the payment of cash compensation to participants over and above their base salary. The program is intended to focus management attention on key business goals and to reward superior performance. Goals under the program generally include corporation performance objectives and business unit performance objectives. The target level of pretax earnings is assigned a significantly greater weight than the weight assigned to each of the remaining factors. At the beginning of the fiscal year ended April 30, 2002, performance goals for purposes of determining annual incentive compensation were determined based on strategic and financial measurements.

Executives who satisfy incentive compensation target objectives are eligible to receive a specified percentage of their base salary as a bonus. All of Norstan’s executive officers earned bonuses during the fiscal year ended April 30, 2002, based principally on the Company’s satisfaction of targeted earnings and reductions in the level of its indebtedness.

Long-Term Compensation Program

      The Norstan, Inc. 1995 Long-Term Incentive Plan (the “1995 Plan”) provides for grants of stock options, restricted shares of the Company’s common stock, stock appreciation rights, performance awards and other stock based awards. Through stock grants and other awards under the 1995 Plan, executives receive the opportunity to share in appreciation in Norstan’s stock price and an incentive to produce financial results leading to share value appreciation.

Stock Options and Restricted Stock Awards

      Stock options reward and encourage effective leadership that contributes to Norstan’s long-term financial success, as measured by an appreciation in its stock price. Stock options only have value for the executives when the price of the Company’s stock appreciates in value from the date the stock options are granted. All shareholders benefit from such increases in Norstan’s stock price.

      Executives are considered for stock option grants consistent with the Company’s goal to include in total compensation a long-term equity interest for executives. This also provides a greater opportunity for reward when long-term performance is consistently achieved. Stock options are granted at an exercise price equal to the fair market value of Norstan’s common stock on the date of grant, have ten-year terms, and generally contain exercise restrictions which lapse over a three-year period. Grants of Norstan’s common stock generally have restrictions that lapse over a three-year period. The annual bonus and long-term incentive compensation components introduce considerable risk to the total executive compensation package. These elements are variable, may fluctuate significantly from year to year and are directly tied to the Company’s performance.

Chief Executive Officer Compensation

      The salary and bonus of Norstan’s Chief Executive Officer is set by and subject to the discretion of the Compensation Committee with Board approval. The compensation for James C. Granger for fiscal 2002 was determined by using a process and philosophy similar to that used for other executive officers. The Committee considers its members’ views and market data as to comparative compensation for like positions at other companies, together with its own assessment of the Chief Executive Officer’s performance, recommending a salary and performance bonus formula subject to the Board of Directors’ approval. During fiscal 2002 Mr. Granger received a bonus of $210,210, attributable to the Company’s achievement of profitability objectives and targeted reductions in its bank indebtedness.

Compensation Committee Interlocks and Insider Participation

      There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving members of the Board of Directors, or its Compensation and Stock Option Committee.

General

      The Compensation Committee has reviewed the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, relating to the deductibility of annual executive compensation in excess of $1,000,000. The Compensation Committee currently does not have a policy with respect to Section 162(m) because its is unlikely that such limit will apply to compensation paid by Norstan to any of its executive officers in the near future.

      The purpose of this report is to inform shareholders of the responsibilities and the philosophy of the Compensation Committee with respect to executive compensation. Neither this report nor the Performance Graph are intended to be used for any other purpose or to be incorporated by reference in any of the Company’s past or future filings with the Securities and Exchange Commission.

August 10, 2002	Compensation and Stock Option Committee Alan L. Mendelson, Chair Jagdish N. Sheth Mercedes Walton

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      Each of Messrs. Baszucki, Granger and Christian (the “Executives”) have entered into employment agreements with Norstan (collectively, the “Agreements”) which expire on April 30, 2003, October 31, 2002 and January 17, 2003, respectively. Each of the Agreements is subject to 24 month automatic renewal periods unless the Company provides the Executive with prior notice to the contrary. The Agreements provide that Executives are entitled to participate in all employee benefit plans and fringe benefit programs maintained by Norstan for its executive officers. In the event of death or other termination of employment without “cause” (as defined in the Agreements) during the term of the Agreements, each Executive is entitled to receive his base salary for a period of 12 months thereafter. Current base salaries are $418,400, $425,000 and $275,000, respectively, for Messrs. Baszucki, Granger and Christian. Each Agreement also contains a provision designed to encourage the Executives to carry out their employment duties in the event of a change of control in the Company. Such provisions state that upon a change of control, the Executive’s period of employment under the Agreement is automatically extended to the date that is 24 months (36 months, in the case of Mr. Baszucki’s employment agreement) from the date of the change in control. In addition, if after a change in control the Executive’s employment is terminated by Norstan without cause or by the Executive within 18 months after the change in control or by him during the term of the Agreement as a result of (i) changes in his duties, compensation, benefits or work location, (ii) a risk of mental or physical illness posed by contractual performance of his duties, or (iii) “good reason” (as defined in the Agreement), the Executive will receive as compensation twice his annual salary and incentive payment, the vesting of all shares of restricted stock, performance awards, stock appreciation rights and stock options and certain other benefits.

      Mr. Baszucki and Norstan are also parties to a consulting agreement (the “Consulting Agreement”) dated February 1, 2001. The Consulting Agreement has a three-year term commencing on the expiration or earlier termination of Mr. Baszucki’s employment agreement with the Company. During the term of the Consulting Agreement Norstan will pay Mr. Baszucki an annual retainer of $255,000, in return for which Mr. Baszucki will provide such consulting services as the Company may require. Mr. Baszucki is prohibited from competing with Norstan during the term of the Consulting Agreement.

Summary Compensation Table

      The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of Norstan and each of the four most highly compensated executive officers of the Company, whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”).

					Long-Term
					Compensation Awards

		Annual Compensation				Restricted
					Securities	Stock	All Other
	Fiscal			Other Annual	Underlying	Awards	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)(1)	Options	($)(2)(3)	($)(4)

Paul Baszucki*	2002	418,400	253,291	—	—	—	14,617
Chairman of the Board	2001	407,077	71,610	—	60,000	10,000	14,717
	2000	363,262	—	—	100,050	50,000	13,941

James C. Granger**	2002	350,000	210,210	—	—	—	13,509
President and Chief	2001	169,615	30,624	—	200,000	100,000	—
Executive Officer

Scott G. Christian***	2002	240,000	123,552	—	—	—	8,595
Executive Vice President	2001	62,769	9,000	—	75,100	25,000	858
and Chief Financial Officer

Michael E. Laughlin	2002	175,000	111,930	—	—	—	5,950
Executive Vice President	2001	174,615	31,500	—	32,500	7,500	5,100
of Services Delivery	2000	154,519	—	—	20,080	10,000	6,076

Larry J. Schmidt	2002	175,000	107,940	—	—	—	5,495
Executive Vice President	2001	159,025	22,866	—	40,000	7,500	3,873
of Direct Solutions	2000	157,423	29,814	—	6,050	3,000	3,238

*	Mr. Baszucki served as Norstan’s Chief Executive Officer from December 1999 to October 2000.

**	Mr. Granger was hired as Norstan’s Chief Executive Officer in October 2000.

***	Mr. Christian joined Norstan as its Chief Financial Officer in January 2001.

(1)	Pursuant to rules promulgated by the United States Securities and Exchange Commission, other annual compensation may be omitted if not in excess of either: (i) $50,000; or (ii) 10 percent of the employee’s total annual salary and bonus.

(2)	Restricted stock becomes vested in three to five equal annual installments. The first installment becomes vested one year from the date of grant. Any dividends declared on the Company’s common stock will be paid on all shares of restricted stock granted under the 1995 Long-Term Incentive Plan.

(3)	As of April 30, 2002, the Named Executive Officers held restricted shares of Norstan’s common stock, all subject to a risk of forfeiture, with aggregate market values (based on the closing price of a share of common stock of $6.53 on the Nasdaq National Market System at April 30, 2002) as follows:

	Restricted	Market
Name	Shares	Value($)

Paul Baszucki	23,332	152,358

James C. Granger	62,500	408,125

Scott G. Christian	16,666	108,829

Michael E. Laughlin	8,333	54,414

Larry J. Schmidt	6,000	39,180

(4)	All Other Compensation reported for fiscal 2002 represents: (i) Company matching contributions to the 401(k) Plan of $5,000 for Mr. Baszucki, $5,000 for Mr. Granger, $4,392 for Mr. Christian, $5,000 for Mr. Laughlin and $4,362 for Mr. Schmidt; and (ii) payments for executive disability insurance premiums as follows: Mr. Baszucki $9,617, Mr. Granger $8,509, Mr. Christian $4,203, Mr. Laughlin $950 and Mr. Schmidt $1,133.

Stock Options

      No stock options were granted to, or exercised by, the Named Executive Officers during fiscal 2002, nor did the Company grant to any of the Named Executive Officers any stock appreciation rights during fiscal 2002.

Aggregated Option Exercises in Last Fiscal Year
and FY-End Option Values

      The following table summarizes information with respect to options held by the Named Executive Officers and the value of the options held by such persons as of the end of the last fiscal year.

					Value of Unexercised
			Number of Unexercised		In-The Money Options at
	Shares		Options at FY-End (#)		FY-End ($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul Baszucki	—	—	190,884	51,666	723,746	321,054

James C. Granger	—	—	75,000	125,000	489,750	163,250

Scott Christian	—	—	25,100	50,000	163,903	326,500

Michael E. Laughlin	—	—	50,884	11,666	242,159	100,666

Larry J. Schmidt	—	—	37,509	11,041	213,858	86,523

Performance Graph

      The following performance graph compares cumulative total shareholder returns on Norstan’s common stock over the last five fiscal years, ended April 30, 2002, with The Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Non-Financial Stock Index, assuming an initial investment of $100 at the beginning of the period and the reinvestment of all dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Norstan, Inc., the NASDAQ Stock Market (U.S.) Index
and the NASDAQ Non-Financial Index

*	$100 invested on 4/30/97 in stock or index — including reinvestment of dividends. Fiscal year ending April 30.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS
AND MANAGEMENT

      The following table sets forth information as of July 26, 2002 (except as otherwise noted), regarding the beneficial ownership of Norstan’s common stock, its only class of equity security outstanding, by each director and executive officer of the Company, by all directors and executive officers as a group, and by each person (including any “group” as that term is used in section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known by the Company to be the beneficial owner of more than five percent of the common stock of the Company:

	Amount and Nature of
	Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership(1)		Outstanding(2)

Directors and executive officers:

Paul Baszucki	645,824	(3)	5.1

James C. Granger	198,150	(4)	1.6

Scott G. Christian	54,371	(5)	*

Michael E. Laughlin	71,689	(6)	*

Larry J. Schmidt	48,009	(7)	*

Roger D. Van Beusekom	138,749	(8)	1.1

Scott R. McDonald	25,000	(9)	*

John R. Eickhoff	17,660	(10)	*

Constance M. Levi	57,160	(11)	*

Alan L. Mendelson	43,120	(12)	*

Jagdish N. Sheth	70,760	(13)	*

Herbert F. Trader	60,760	(14)	*

Mercedes Walton	34,150	(15)	*

All directors and executive officers as a group (13 persons)	1,465,402	(16)	11.2

Other beneficial owners:

Perkins Capital Management, Inc.	2,193,442	(17)	17.5
730 East Lake Street
Wayzata, MN 55391

Dimensional Fund Advisors, Inc.	981,900	(18)	7.8
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

*	Less than one percent

(1)	Each person has sole voting and sole dispositive powers with respect to the outstanding shares held by the indicated person, except as otherwise noted.

(2)	Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which would be issuable within 60 days if stock options held by the indicated person were exercised.

(3)	Includes 570 shares owned by Mr. Baszucki’s spouse and 30,944 shares owned by a family foundation with respect to which Mr. Baszucki serves as trustee. Mr. Baszucki disclaims beneficial ownership of all such shares. Also includes 190,884 shares issuable to Mr. Baszucki upon exercise of options exercisable within 60 days.

(4)	Includes 75,000 shares issuable to Mr. Granger upon exercise of options exercisable within 60 days.

(5)	Includes 25,100 shares issuable to Mr. Christian upon exercise of options exercisable within 60 days.

(6)	Includes 50,884 shares issuable to Mr. Laughlin upon exercise of options exercisable within 60 days.

(7)	Includes 37,509 shares issuable to Mr. Schmidt upon exercise of options exercisable within 60 days.

(8)	Includes 21,181 shares held by a trust with respect to which Mr. Van Beusekom serves as trustee. Also includes 43,634 shares issuable to Mr. Van Beusekom upon exercise of options exercisable within 60 days.

(9)	Includes 10,000 shares issuable to Mr. McDonald upon exercise of options exercisable within 60 days.

(10)	Includes 14,000 shares issuable to Mr. Eickhoff upon exercise of options exercisable within 60 days.

(11)	Includes 46,000 shares issuable to Ms. Levi upon exercise of options exercisable within 60 days.

(12)	Includes 27,000 shares issuable to Mr. Mendelson upon exercise of options exercisable within 60 days.

(13)	Includes 45,000 shares issuable to Dr. Sheth upon exercise of options exercisable within 60 days.

(14)	Includes 19,000 shares issuable to Mr. Trader upon exercise of options exercisable within 60 days.

(15)	Includes 27,000 shares issuable to Ms. Walton upon exercise of options exercisable within 60 days.

(16)	Includes 618,011 shares issuable to the Company’s officers and directors pursuant to the exercise of options held by them and exercisable within the next 60 days.

(17)	A Schedule 13G/A filed by Perkins Capital Management, Inc. with the Securities and Exchange Commission on January 25, 2002 states that Perkins Capital Management, Inc. has sole dispositive power with respect to such shares and sole voting power over 429,667 shares.

(18)	A Schedule 13G filed by Dimensional Fund Advisors, Inc. with the Securities and Exchange Commission on January 30, 2002 states that Dimensional Fund Advisors, Inc. has sole voting and dispositive powers with respect to all such shares.

PROPOSAL NO. 2

AMENDMENT OF 2000 EMPLOYEE STOCK PURCHASE PLAN

      Norstan’s shareholders approved the 2000 Employee Stock Purchase Plan (the “Stock Purchase Plan”) and the reservation of 400,000 shares of the Company’s common stock for issuance thereunder at the Annual Meeting of Shareholders on September 21, 1999. On September 14, 2000, Norstan’s shareholders approved an amendment to the Stock Purchase Plan to increase the number of shares issuable thereunder to 800,000. On September 13, 2001, the Company’s shareholders approved an amendment to the Stock Purchase Plan to increase the number of shares issuable thereunder to 1,300,000. In August, 2002, Norstan’s Board of Directors approved, subject to shareholder ratification, a further amendment to the Stock Purchase Plan to increase to 1,800,000 the number of shares issuable thereunder.

      The following brief summary of the Stock Purchase Plan is qualified in its entirety to the complete text of the Stock Purchase Plan in its proposed amended form appearing as Exhibit A to this Proxy Statement.

Offerings Under the Stock Purchase Plan

      Each calendar quarter, Norstan offers participants the option to purchase shares of common stock through voluntary payroll deductions for up to 10 percent of their base compensation. Substantially all of the employees and its subsidiaries are eligible to participate in the Stock Purchase

Plan. Under the Stock Purchase Plan, the option exercise price for shares of common stock is eighty-five percent of the closing price of Norstan’s common stock as reported on the Nasdaq Stock Market (or any other national securities exchange or listing) on the first or the last day of each three month Offering Period (as defined the Stock Purchase Plan), whichever is lower. Employees may acquire up to that number of shares purchasable at the option exercise price with ten percent of their compensation, subject to certain limitations. Shares of the Company’s common stock are purchased for the account of each participant at the conclusion of the application Offering Period with funds deducted from the participant’s payroll during such period.

Eligibility

      Subject to certain limitations involving the magnitude of (i) existing beneficial ownership of Norstan’s common stock, and (ii) options to acquire the Company’s common stock previously granted during the year under all benefit plans sponsored by Norstan, all employees of the Company and its subsidiaries who have attained the age of 18 and completed one month of employment are eligible to participate in the Stock Purchase Plan.

Administration

      The Stock Purchase plan is administered by Norstan’s Board of Directors. Expenses of administering the Stock Purchase Plan are borne by the Company.

Adjustments; Termination; and Amendment

      In the event of any change in Norstan’s capitalization, including any merger, consolidation, acquisition or stock split, appropriate adjustments will be made to the number and class of shares available under the Stock Purchase Plan, the purchase price per share and the associated share purchase rights. The Board of Directors may terminate or amend the Stock Purchase Plan; provided, however, that in the absence of shareholder approval, the Board may not: (i) increase the maximum number of shares which may be issued under the Plan; or (ii) amend the requirements as to the class of employees eligible to purchase stock under the Stock Purchase Plan.

Tax Treatment of the Participating Employees

      Participating employees do not recognize income for federal income tax purposes either upon enrollment of the Stock Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a participating employee sells the shares, disposes of the shares by gift, or dies.

      If shares are held for the greater of: (a) one year after the date of purchase; and (b) two years from the applicable date of grant, or if the participating employee dies while owning the shares, the participating employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) equal to the excess of the fair market value of the shares on the date of purchase over the purchase price. All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

      If the shares are sold or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) (in any case a “disqualifying disposition”) prior to the expiration of holding period described above, the participating employee realizes ordinary income at the time of sale or other disposition, taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess constitutes ordinary income (currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss.

Tax Treatment of the Company

      Norstan is entitled to a deduction in connection with the disposition of shares acquired under the Stock Purchase Plan only to the extent that the participating employee recognizes ordinary income on a disqualifying disposition of the shares. Norstan treats any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, participating employees are required to notify Norstan in writing of the date and terms of any disposition of shares purchased under the Stock Purchase Plan.

      Approval of the proposed amendment to the 2000 Employee Stock Purchase Plan of Norstan, Inc. requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy at the 2002 Annual Meeting.

      The Board of Directors recommends a vote in favor of the proposed amendment to the 2000 Employee Stock Purchase Plan of Norstan, Inc. to increase the number of shares issuable thereunder from 1,300,000 to 1,800,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Alan L. Mendelson, who was elected to the Board of Directors of the Company in May 2000, served as Chief Executive Officer of The Phillips Group, a technology industry consulting firm from January 1999 to January 2002. The Phillips Group has provided, and is expected to continue to provide, consulting services to Norstan. During the year ended April 30, 2002, the Company paid The Phillips Group consulting fees aggregating $86,556.

PROPOSALS OF SHAREHOLDERS

      Any proposal of a shareholder of Norstan intended to be presented at the Annual Meeting of Shareholders in 2003 must be received at the Company’s office on or before April 16, 2003 in order to be considered for inclusion in Norstan’s Proxy Statement and form of proxy relating to that meeting. If Norstan is not provided notice of a shareholder proposal which the shareholder has not previously sought to include in the Company’s proxy statement by June 30, 2003, the management proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the meeting.

COMPLIANCE WITH SECTION 16(a)

      Norstan’s directors, its executive officers, and any persons holding more than 10 percent of the Company’s total issued and outstanding shares of common stock are required to file reports concerning their initial ownership of common stock and any subsequent changes in that ownership. The Company believes that the filing requirements for the last fiscal year were satisfied and that all required forms were timely filed. In making this disclosure, Norstan has relied solely on written representations of its directors, executive officers and beneficial owners of more than 10 percent of common stock and copies of the reports that they have filed with the Securities and Exchange Commission.

FINANCIAL AND OTHER INFORMATION

      Norstan’s Annual Report for the fiscal year ended April 30, 2002, including financial statements, is being sent to shareholders of record as of the close of business on July 26, 2002 together with this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended April 30, 2002 as filed with the Commission to any shareholder who submits a written request to the

Company’s offices, Attention: Investor Relations, Norstan, Inc., 5101 Shady Oak Road, Minnetonka, MN 55343-4100. Norstan’s Annual Report is also available on the World Wide Web at the following address: www.norstan.com.

OTHER MATTERS

      At the date of this Proxy Statement, management knows of no other matters which may come before the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxies received by the Company in accordance with their judgment on such matters.

By Order of the Board of Directors

NEIL I. SELL, Secretary

August 14, 2002

EXHIBIT A

2000 EMPLOYEE STOCK PURCHASE PLAN
OF
NORSTAN, INC.
As Proposed to be Amended in September 2002

      1. Purpose. Norstan, Inc. (hereinafter referred to as the “Company”) proposes to grant to employees of the Company and of such subsidiaries as the Company’s Board of Directors (the “Board of Directors”) may designate from time to time the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to this Plan, which is the 2000 EMPLOYEE STOCK PURCHASE PLAN OF NORSTAN, INC. (hereinafter referred to as the “Plan”). The Plan is intended to encourage stock ownership by all employees of the Company, and to be incentive to them to remain in its employ, improve operations, increase profits and contribute more significantly to the Company’s success.

      2. Rules of Interpretation. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”), and shall be construed in a manner consistent with the requirements of Section 423, or any successor provision, and the regulations thereunder.

      3. Administration of the Plan. This Plan shall be administered by the Board of Directors of the Company; however, the Board of Directors may, from time to time, delegate its administrative or other duties under the Plan to an agent. The Board of Directors shall have full power and authority to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including without limitations, the Company, its shareholders, and any employee participating in this Plan. The Board of Directors shall have the power to provide regulations for the administration of this Plan and to make any changes in such regulations as from time to time it deems necessary.

      4. Stock Subject to the Plan. A total of 1,800,000 shares of the common stock, par value $.10 per share, of the Company may be issued under this Plan, subject to adjustment as provided herein.

      5. Offerings. There will be four annual offerings of the Company’s common stock under the Plan each calendar year (the “Offering Period(s)”). In each calendar year, the first Offering Period will begin on January 1 and end on March 31, the second Offering Period will begin on April 1 and end on June 30, the third Offering Period will begin on July 1 and end on September 30, and the fourth Offering Period will begin on October 1 and end on December 31. The first day of each Offering Period shall be deemed the “Offering Commencement Date” and the last day the “Offering Termination Date” for such Offering Period.

      6. Eligibility. Any employee of the Company or its Subsidiaries who has attained the age of 18 and completed one month of employment is eligible to participate in this Plan. For purposes of this Plan, “Subsidiary” means any entity, at least 75 percent of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, presently or in the future, by the Company.

      7. Participation. Any eligible employee may elect to participate in this Plan at any time during the continuance of this Plan by delivering to the Company an authorization for payroll deductions, executed by the participating employee (the “Participant”), in such form as may be prescribed by the Company from time to time (a “Subscription Agreement”). Such elections are to be effective the first day of the next pay period succeeding processing of the authorization form and will apply to the current Offering Period and any subsequent Offering Period until such election is changed or revoked by the Participant.

      An employee’s participation in this Plan is entirely voluntary. Each employee shall understand that there are risks involved in stock ownership and that the Company, its Subsidiaries and their officers and directors are making no recommendations to their employees regarding the purchase of shares of the Company, which is a personal decision for each employee.

      8. Employee Contributions. A Participant shall, by completing a Subscription Agreement, authorize payroll deductions in an amount specified by the Participant in said form. No payroll deduction shall be less than $10.00 per pay period, nor more, per pay period, than 10% of the gross pay of the Participant. Such authorization form shall be effective for the current Offering Period and all future Offering Periods until changed or revoked by the Participant. Subsequent to the completion of such authorization form, not more than one change in the authorized payroll deduction may be made by the Participant in each Offering Period. The effective date of any change in future payroll deductions will be the first day of the next pay period succeeding processing of the change form.

      Payroll deductions which are authorized by Participants who are paid compensation in foreign currency shall be used to purchase the maximum number of shares allowed pursuant to the Plan. Prior to each Offering Period’s purchase/exercise, the Participants’ functional currency payroll deductions will be converted to United States dollars based on the applicable exchange rate as of the Offering Termination Date.

      9. Number of Shares. On the Commencement Date of each Offering Period, each Participant shall be deemed to have been granted an option to purchase a maximum number of shares of common stock equal to:

(i) that percentage of the Participant’s compensation which the Participant has elected to have withheld (but not in any case in excess of 10%) multiplied by the Participant’s gross pay during the Offering Period then divided by the applicable Stock Price determined as provided in Section 10 below, or

(ii) the flat per pay period dollar amount which the Participant has elected to have withheld (but not in any case in excess of 10% of the Participant’s gross pay) multiplied by the number of pay periods during the Offering Period then divided by the applicable Stock Price determined as provided in Section 10 below.

      10. Stock Price. The option price of stock purchased with payroll deductions made during any Offering Period (the “Stock Price”) for a Participant therein shall be the lower of:

(i) 85 percent of the closing price of the stock on the Offering Commencement Date for such Offering Period or the nearest prior business day on which trading occurred on the NASDAQ National Market System, or

(ii) 85 percent of the closing price of the stock on the Offering Termination Date for such Offering Period or the nearest prior business day on which trading occurred on the NASDAQ National Market System.

      11. Limitations on Purchase. Anything herein to the contrary notwithstanding:

(i) no Participant shall have the right to purchase common stock nor be granted options to purchase common stock under the Plan and all other employee stock purchase plans of the Company, if any, at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the beginning of each calendar year) for each calendar year in which such option is outstanding at any time. The foregoing provision shall be interpreted so as to comply with Section 423(b)(8).

(ii) No Participant shall be granted an option if, immediately after the grant, such Participant would own stock and/or hold outstanding options to purchase stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company. For purposes of determining stock ownership under this subparagraph (iii), the rules of Section 424(d) of the Internal Revenue Code, or any successor provision, shall apply.

(iii) The Board of Directors may, in its discretion, limit the number of shares available for the Plan during any Offering Period, as it deems appropriate.

      12. Exercise of Option/Stock Purchase. Provided that a Participant has been continuously employed by the Company or its Subsidiaries through the end of a given Offering Period, then the Participant’s option for the purchase of stock granted during such Offering Period will be deemed to have been exercised automatically on the applicable Offering Termination Date for the purchase of the number of shares, including fractional shares, of common stock which the accumulated payroll deductions the Participant has made during the Offering Period will purchase at the applicable Stock Price (but not in excess of the number of shares for which outstanding options have been granted to the Participant pursuant to Section 9 and/or in excess of any limits set forth in Section 11).

      Shares purchased under the Plan will come from the Company’s authorized but unissued shares of common stock.

      13. Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering Period, the Company will deliver to each Participant in such Offering Period, as appropriate, the shares of common stock purchased therein upon exercise of such Participant’s option. The Company may determine, in its discretion, the manner of delivery of shares of common stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of stock certificates or such other means as the Company, in its discretion, deems appropriate.

      14. Stock Transfer Restrictions. The Plan is intended to satisfy the requirements of Section 423 of the IRS Code. A Participant will not obtain the benefits of this provision if such Participant disposes of shares of common stock acquired each Offering Period pursuant to the Plan within two (2) years from the Offering Commencement Date of the applicable Offering Period or within one (1) year from the date such common stock is purchased by the Participant, the Offering Termination Date, whichever is later.

      15. Refund of Employee Contributions. At any time prior to the Offering Termination Date of an Offering Period, all amounts contributed hereunder by a Participant by authorized payroll deductions during the applicable Offering Period shall be refunded, without interest, to the Participant at his or her request. If a Participant causes his or her contributions for any Offering Period to be refunded, payroll deductions shall not resume in any succeeding Offering Period until the Participant delivers to the Company a new Subscription Agreement.

      If the Board of Directors of the Company suspends or terminates this Plan as hereinafter provided, it shall cause all amounts deducted hereunder from the Participants’ gross pay during the Offering Period in which such suspension or termination occurs to be refunded, without interest, to the Participants.

      16. Termination of Employment. If a Participant’s employment with the Company or its Subsidiaries is terminated for any reason, or upon the death of the Participant, all amounts deducted under this Plan from the Participant’s gross pay during the Offering Period in which such termination or death occurs shall be refunded, without interest, to the Participant.

      17. Assignment. The interest of a Participant hereunder with respect to any options/shares is not subject to the claims of creditors, or to assignment or transfer other than by will or the laws of descent and distribution.

      18. Dilution or Other Adjustments, Dividends. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such adjustments with respect to the shares subject to this Plan, or any provision of this Plan, as it deems equitable to prevent dilution or enlargement of the interests of Participants in this Plan.

      19. Merger, Consolidation, Reorganization, Liquidation. If the Company or any of its Subsidiaries shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, liquidation, or similar transaction, the Board of Directors shall have the power to make such arrangements as it deems necessary, which may include termination of this Plan, with respect to the amounts deducted hereunder from the Participants’ gross pay, and such arrangements shall be binding upon all persons, including without limitation, the Company, its shareholders, and any Participant in this Plan.

      20. Amendment and Termination. The Board of Directors shall have the right at any time during the continuance of this Plan to amend, modify, supplement, suspend or terminate this Plan, provided that in the absence of the approval of the holders of a majority of the shares of common stock present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under this Plan, unless such increase is by reason of any change in capital structure referred to in Section 18 hereof or (ii) materially modify the requirements of plan eligibility.

      21. Securities Laws. The issuance of shares of common stock pursuant to this Plan shall be subject to all applicable laws, rules and regulations; shares shall not be issued hereunder except upon approval of appropriate governmental agencies or stock exchanges as may be required.

      22. Reports. The Company shall make available to each Participant under this Plan a copy of the Company’s Annual Report to Shareholders each year during the continuance of this Plan.

      23. Miscellaneous.

(i) A prospectus covering the shares offered under this Plan shall be made available to each employee who is eligible to participate herein.

(ii) Each employee who becomes a Participant in this Plan shall be deemed to have accepted all the terms and conditions contained in this Plan, and shall be fully bound thereby.

(iii) This Plan shall be subject to changes, if any, which may be ordered by the United States Securities and Exchange Commission or the appropriate regulatory authorities in any states in which this Plan is registered or filed.

(iv) This Plan shall be construed according to the laws of the state of Minnesota.

      24. Compliance with Section 16(b). In the case of Participants who are or may be subject to Section 16 of the Securities and Exchange Act of 1934 (the “Act”), it is the intent of the Company that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16(b)-3, so that such persons will be entitled to the benefits of Rule 16(b)-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision or award shall be deemed void as applicable to Participants who are or may be subject to Section 16 of the Act.

NORSTAN, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — SEPTEMBER 13, 2002

             The undersigned, a shareholder of Norstan, Inc. (the “Company”), hereby appoints James C. Granger and Scott G. Christian, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of Norstan, Inc. to be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, on Friday, September 13, 2002, at 3:30 p.m., and any adjournments or postponements thereof, upon matters set forth below, with all the powers which the undersigned would possess if personally present:

1.	ELECTION OF DIRECTORS:	[ ]	FOR all nominees (except as marked to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

PAUL BASZUCKI, JAMES C. GRANGER, JACK EICKHOFF, CONSTANCE M. LEVI, ALAN L. MENDELSON, JAGDISH N. SHETH, AND MERCEDES WALTON

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee’s name on the space provided below.)

2.	AMENDMENT OF 2000 EMPLOYEE STOCK PURCHASE PLAN OF NORSTAN, INC. TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 1,300,000 TO 1,800,000 SHARES.

YES	[ ]	NO	[ ]	ABSTAIN	[ ]

3.	Upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF
THE NOMINEES TO THE BOARD OF DIRECTORS AND THE PROPOSAL TO INCREASE THE
NUMBER OF SHARES ISSUABLE UNDER THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

(Continued, and TO BE DATED AND SIGNED on the reverse side)

(continued from other side)

             The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR the election of all nominees to the Board of Directors; and FOR the proposal to amend the 2000 Employee Stock Purchase Plan of Norstan, Inc. to increase the number of shares issuable thereunder from 1,300,000 to 1,800,000 shares.

Dated ______________________________, 2002

_______________________________________

_______________________________________
(SHAREHOLDER MUST SIGN EXACTLY AS THE NAME
APPEARS AT LEFT. WHEN SIGNED AS A CORPORATE
OFFICER, EXECUTOR, ADMINISTRATOR, TRUSTEE,
GUARDIAN, ETC., PLEASE GIVE FULL TITLE AS
SUCH. BOTH JOINT TENANTS MUST SIGN.)